Exhibit 99.1

THE MASTER SEPARATION AND DISTRIBUTION AGREEMENT AND ANCILLARY AGREEMENTS
The following are summaries of the material provisions of the Master Separation and Distribution Agreement and ancillary agreements that CSRA intends to enter into before the Distribution. These summaries are qualified in their entirety by reference to the full text of the Master Separation and Distribution Agreement and ancillary agreements which are filed as an exhibit to this Registration Statement on Form 10 of which this Information Statement forms a part.
Master Separation and Distribution Agreement
CSRA intends to enter into a Master Separation and Distribution Agreement with CSC before the Distribution. The Master Separation and Distribution Agreement will set forth agreements between CSRA and CSC regarding the principal actions to be taken in connection with the Spin-Off. It will also set forth other agreements that govern aspects of CSRA’s relationship with CSC following the Spin-Off.
Internal Reorganization. The Master Separation and Distribution Agreement will provide for the transfers of assets and assumptions of liabilities that are necessary in advance of the Distribution so that CSRA or its wholly-owned subsidiaries holds the assets of, and the liabilities associated with, the Computer Sciences GS Business, and certain additional actions related to the Spin-Off that will occur prior to the Distribution. Shortly prior to the Distribution, CSRA will issue a note payable to CSC by CSRA in the amount of $350 million that will be repaid by CSRA in connection with the Distribution and the proceeds of which will be used by CSC to pay a portion of the Special Dividend (with any remaining proceeds expected to be used by CSC to repay or retire certain of CSC’s existing indebtedness).
Intercompany Arrangements. All agreements, arrangements, commitments and understandings, including most intercompany accounts payable or accounts receivable, between CSRA on the one hand, and CSC on the other hand, will terminate effective as of the Distribution, except specified agreements and arrangements that are intended to survive the Distribution.
Shared Contracts. CSRA and CSC will use commercially reasonable efforts to work together in an effort to divide, partially assign, modify or replicate any contract or agreement of CSRA’s, CSC’s or any of CSRA’s or their respective affiliates, if such contract or agreement relates in any material respect to both the Computer Sciences GS Business and the businesses and operations conducted by CSC and its subsidiaries other than the Computer Sciences GS Business.
Credit Support. CSRA will agree to arrange, prior to the Distribution, for the replacement of all guarantees, covenants, indemnities, surety bonds, letters of credit or similar assurances of credit support currently provided by or through CSC or any of its affiliates for the benefit of CSRA or any of its affiliates. CSRA will indemnify CSC or the applicable affiliate that is the guarantor or obligor thereunder from and against any losses incurred after the Distribution with respect to any such assurances of credit support that the parties are unable to replace prior to the Distribution.
Representations and Warranties. In general, neither CSRA nor CSC will make any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Master

Separation and Distribution Agreement or in the ancillary separation agreements, all assets will be transferred on an “as is,” “where is” basis.
Further Assurances. The parties will use commercially reasonable efforts to effect any transfers contemplated by the Master Separation and Distribution Agreement that have not been consummated prior to the Distribution as promptly as practicable following the Distribution Date. In addition, the parties will agree to effect any transfer or re-transfer of any asset or liability that was improperly transferred or retained as promptly as practicable following the Distribution.
The Distribution. The Master Separation and Distribution Agreement will govern CSC’s and CSRA’s respective rights and obligations regarding the proposed Distribution. Prior to the Distribution, CSC will deliver all the issued and outstanding shares of CSRA’s common stock to the distribution agent. Following the Distribution, the distribution agent will electronically deliver the shares of CSRA’s common stock to CSC stockholders based on the distribution ratio. The CSC Board will have the sole and absolute discretion to determine the terms of, and whether to proceed with, the Distribution.
Special Dividend. The Master Separation and Distribution Agreement will require the Special Dividend to be paid either by CSRA or CSC or in part by both, in each case as determined by CSC in its sole discretion, conditional upon, and promptly following, the consummation of the Distribution. The CSC Board will have the sole and absolute discretion to determine the amount and terms of, and whether to proceed with, the Special Dividend.
Conditions. The Master Separation and Distribution Agreement will also provide that several conditions must be satisfied or waived by CSC in its sole and absolute discretion before the Distribution can occur. For further information about these conditions, see “The Transactions-Conditions to the Spin-Off.” The CSC Board may, in its sole and absolute discretion, determine the Record Date, the Distribution Date and the terms of the Spin-Off and Special Dividend and may at any time prior to the completion of the Spin-Off decide to abandon or modify the Spin-Off and the Special Dividend.
Non-competition. The Master Separation and Distribution Agreement will also provide that CSC and CSRA would be restricted from engaging in certain business activities in certain areas of the U.S. state and local government field and CSC would be restricted from engaging in business activities in the U.S. federal government field for a period of two years after the Distribution.
Exchange of Information. CSRA and CSC will agree to provide each other with information reasonably necessary to comply with reporting, disclosure, filing or other requirements of any national securities exchange or governmental authority, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, litigation and other similar requests. CSRA and CSC will also agree to use reasonable best efforts to retain such information in accordance with CSRA’s respective record retention policies as in effect on the date of the Master Separation and Distribution Agreement. Until the end of the first full fiscal year following the Distribution, each party will also agree to use its reasonable best efforts to assist the other with its financial reporting and audit obligations.
Termination. The CSC Board, in its sole and absolute discretion, but subject to the termination of the Merger Agreement and payment of the termination fee thereunder (see “The Merger Agreement-Termination of the Merger Agreement; Termination Fees”), may elect to terminate the Master Separation and Distribution Agreement at any time prior to the Distribution.
Indemnification. CSRA and CSC will each agree to indemnify the other and certain affiliates and related persons against certain liabilities incurred in connection with the Spin-Off and CSRA’s and CSC’s respective businesses. These indemnities are principally designed to place financial responsibility for the obligations and liabilities of CSRA’s business with CSRA and financial responsibility for the obligations and liabilities of CSC’s business with CSC. Specifically, each party will indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and each of its officers, directors, employees and agents for any losses arising out of or due to (1) the failure to pay, perform or otherwise discharge any of the liabilities or alleged liabilities each such party assumed or retained pursuant to the Master Separation and Distribution Agreement and (2) any breach by such party of the Master Separation and Distribution Agreement or any ancillary agreement unless such ancillary agreement expressly provides for separate indemnification therein, in which case any such indemnification claims must be made thereunder. The amount of each party’s indemnification obligations will be subject to reduction by any insurance proceeds received by the party being indemnified. The Master Separation and Distribution Agreement will also specify procedures regarding claims subject to indemnification.
Transition Services Agreement
CSRA intends to enter into a Transition Services Agreement pursuant to which CSC will provide CSRA, and CSRA will provide CSC, with specified services for a limited time to help ensure an orderly transition following the Distribution. The cost of services to be provided under the Transition Services Agreement will be negotiated between CSRA and CSC based on the costs CSC has historically charged CSRA for such services, which may not necessarily be reflective of prices that CSRA could have obtained for similar services from an independent third party but will be consistent with CSRA’s compliance requirements for allowable and allocable costs and purchasing. CSRA anticipates that under the Transition Services Agreement, CSC and CSRA will provide each other (or cause applicable third parties to provide) IT, financial, telecommunications, benefits support services and other specified services for a period up to six months in most circumstances.
Tax Matters Agreement
CSRA intends to enter into a Tax Matters Agreement with CSC that will govern the respective rights, responsibilities and obligations of CSC and CSRA after the Spin-Off with respect to all tax matters and will include restrictions designed to preserve the tax-free status of the Distribution. As a subsidiary of CSC, CSRA has (and will continue to have following the Spin-Off) several liability to the IRS for the full amount of the consolidated U.S. federal income taxes of the CSC consolidated group relating to the taxable periods in which CSRA was part of that group. However, the Tax Matters Agreement will specify the portion, if any, of this tax liability for which CSRA will bear responsibility, and CSRA will agree to indemnify CSC against any amounts for which CSRA is responsible and CSC will agree to indemnify CSRA against any amounts for which CSRA is not responsible. The Tax Matters Agreement will also provide special rules for allocating tax liabilities in the event that the Spin-Off is not tax-free. The Tax Matters Agreement will provide for certain covenants that may restrict CSRA’s ability to pursue strategic or other transactions that otherwise could maximize the value of CSRA’s business and may discourage or delay a change of control that you may consider favorable. For example, unless CSRA (or CSC, as applicable) was to receive a private letter ruling from the IRS or an unqualified opinion from a nationally recognized tax advisor, or CSC were to grant CSRA a waiver, CSRA would be restricted until two years after the Spin-Off is consummated from entering into transactions that would result in an ownership shift in CSRA of 30% or more (measured by vote or value) or divestitures of certain businesses that could impact the tax-free nature of the Spin-Off. Pursuant to the Tax Matters Agreement, CSRA intends to agree to indemnify CSC for any tax liabilities resulting from a breach of such covenants or certain other actions. Though valid as between the parties, the Tax Matters Agreement will not be binding on the IRS.
Employee Matters Agreement
CSRA intends to enter into an Employee Matters Agreement with CSC that will address employment, compensation and benefits matters including provisions relating to the transfer to CSRA of U.S. defined benefit plans formerly administered by CSC. The Employee Matters Agreement will address the allocation and treatment of assets and liabilities arising out of employee compensation and benefits programs in which CSRA’s employees participated prior to the Distribution.
Real Estate Matters Agreement
CSRA intend to enter into a Real Estate Matters Agreement with CSC that will govern the respective rights and responsibilities between CSRA and CSC following the Spin-Off with respect to real property used by CSRA that is not owned by CSRA or leased directly from a third party, including the allocation of space within shared facilities and the allocation of standalone facilities between CSRA and CSC. Pursuant to the Real Estate Matters Agreement CSRA expects CSC to transfer to CSRA ownership of certain real property in Daleville, Alabama and in Falls Church, Virginia and CSRA expects to enter into lease or sublease agreements with CSC for space in shared facilities in Falls Church, Virginia, El Segundo, California, Sterling, Virginia and Hanover, Maryland and to assume over 90 lease obligations from CSC at locations used by CSRA. See “Business of CSRA-Properties.”
Intellectual Property Matters Agreement
CSRA intends to enter into an Intellectual Property Matters Agreement with CSC that will govern the respective rights and responsibilities between CSRA and CSC following the Spin-Off with respect to intellectual property owned or used by each of CSRA. Pursuant to the Master Separation and Distribution Agreement and the Intellectual Property Matters Agreement, CSC will retain ownership of all proprietary intellectual property owned by CSC at the time of the Distribution and used by CSRA (other than intellectual property licensed from third party vendors for use in CSRA’s business and certain restricted intellectual property developed by CSRA that CSC will assign to CSRA). Pursuant to the Intellectual Property Matters Agreement, CSC will grant CSRA a perpetual, royalty-free, non-assignable license to certain know-how owned by CSC that CSRA uses to run CSRA’s business prior to the Spin-Off. In addition, CSC will grant CSRA a perpetual, royalty-free, non-assignable license to certain software products, trademarks and workflow and design methodologies. The licenses granted to CSRA will be restricted to use solely in connection with U.S. federal and certain U.S. state and local government customers. In addition, any improvements CSRA makes to such intellectual property or derivative works of such intellectual property that CSRA develops will be assigned to CSC and licensed back to CSRA subject to the same limitations on use. In addition, pursuant to the Intellectual Property Matters Agreement CSRA will pay CSC an annual net maintenance fee of $30 million per year for each of the five years following the Distribution in exchange for maintenance services including the right to updates, patches and new versions of certain products that are made generally available to CSC customers during that period that relate to the software products and workflow and design methodologies that are covered by the license. In addition, CSRA will pay CSC additional maintenance fees if CSRA’s total consolidated revenue exceeds $7.0 billion in any fiscal year during the initial five year term or if CSRA’s revenue from cloud computing solutions exceeds $600 million in any fiscal year during the initial five year term. Additional maintenance fees will consist of 0.5% of total consolidated revenues in excess of $7.0 billion in any such fiscal year and 5% of revenues from cloud computing solutions in excess of $600 million in any such fiscal year. CSRA may elect to extend the maintenance term for up to one additional period of five years. Any fees applicable during such extension period will be as agreed in advance between CSC and CSRA prior to such time. Pursuant to the Intellectual Property Matters Agreement, CSRA will grant CSC a non-exclusive, perpetual, royalty-free, fully paid-up, non-assignable license to any intellectual property acquired or developed by CSRA within six months following the Spin-Off, including all intellectual property rights of SRA Parent and its direct and indirect subsidiaries, for CSC’s use, which license shall be limited to use outside CSRA’s field of U.S. federal and certain state and local government customers during the first five years following the Distribution.

Non-U.S. Agency Agreement
CSRA intends to enter into a Non-U.S. Agency Agreement with CSC pursuant to which CSRA would appoint, for a period of five years, CSC as CSRA’s exclusive agent outside the U.S. for certain non-U.S. government customers subject to certain exceptions for U.S. federal government contracts in support of non-U.S. government customers or U.S. federal government sponsored or financed military sales. Under the Non-U.S. Agency Agreement, CSC will agree to refer to CSRA certain opportunities outside the U.S. that CSC determines, in its sole discretion, would be within CSRA’s core competency and better handled by CSRA than by CSC or anyone else.
Ongoing Commercial Agreements
In addition to the above agreements, CSRA is also currently party to various other agreements with CSC and its subsidiaries that are intended to continue post-Distribution subject to their existing terms or terms and conditions to be negotiated and agreed to. CSRA does not consider these agreements to be material.
Other Arrangements
Prior to the Spin-Off, CSRA has had various other arrangements with CSC, including arrangements whereby CSC provides IT, tax administration, treasury activities, technical accounting, benefits administration, procurement, legal and ethics and compliance program administration services to CSRA.
As described in more detail in “Master Separation and Distribution Agreement” above, these arrangements, other than those contemplated pursuant to the Transition Services Agreement, will generally be terminated in connection with the Spin-Off.